UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2014

COMPUTER PROGRAMS AND SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-49796	74-3032373
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 Wall Street, Mobile, Alabama 36695 (Address of principal executive offices, including zip code)
(251) 639-8100 (Registrant’s telephone number, including area code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2014, upon the recommendation of the Nominating and Corporate Governance Committee (the “Nominating Committee”) of the Board of Directors (the “Board”) of Computer Programs and Systems, Inc. (the “Corporation”), the Board increased the size of the Board from seven to eight directors and elected A. Robert Outlaw, Jr. to fill the newly created directorship, effective February 27, 2014. Mr. Outlaw will serve as a Class III director until the expiration of his term on the date of the Company’s annual meeting of shareholders in 2014 and until his successor is elected and qualified. Mr. Outlaw is expected to stand for re-election as a director at the annual meeting of shareholders in 2014. Mr. Outlaw was appointed to the Audit Committee and the Compensation Committee of the Board effective February 27, 2014. The Company expects that the size of the Board will decrease to seven directors at the 2014 annual meeting of shareholders upon the expiration of the term of Ernest F. Ladd, III, a Class III director of the Corporation who has reached the retirement age of 72 under the Corporation’s Corporate Governance Guidelines and who will not stand for re-election as a director.

Mr. Outlaw began his career with Morrison, Inc., a cafeteria management company, where he worked in the Budget & Forecasting Department and the Treasurer’s Office until 1985. In 1985, Mr. Outlaw started Marshall Biscuit Company, which he owned and operated as Chief Executive Officer for 22 years until it was purchased by Lancaster Colony Inc. in 2007. Mr. Outlaw served on the board of directors of Morrison Management Specialists, Inc., formerly known as Morrison Health Care, Inc., from 1996 until it was acquired by the Compass Group in 2001 and ceased to be a public company. Since 2005, Mr. Outlaw has served as the Chief Executive Officer and part-owner of China Doll Rice and Beans, Inc.

There are no arrangements or understandings between Mr. Outlaw and any other person pursuant to which Mr. Outlaw was selected as a director of the Corporation. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Mr. Outlaw and the Corporation. Mr. Outlaw will receive compensation in accordance with the Corporation’s standard compensation arrangements for non-employee directors, which are described under the caption “Non-Management Director Compensation for 2012” in the Corporation’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 1, 2013, as adjusted by the Board from time to time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER PROGRAMS AND SYSTEMS, INC.

Date: March 3, 2014	By:	/s/ DAVID A. DYE
David A. Dye
Chief Financial Officer